UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 14, 2001

                         CAPITAL AUTO RECEIVABLES, INC.
             =======================================================
             (Exact name of registrant as specified in its charter)

         Delaware                       333-06039                38-3082892
===============================        ===========          ===================
(State or other jurisdiction of        Commission           (I.R.S. Employer
incorporation or organization)         File Number          Identification No.)


Corporation Trust Center
1209 Orange Street, Wilmington, DE                               19801
=====================================                          ==========
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code             302-658-7581
                                                               ============

Items 1-4.      Not Applicable.

Item 5.         Other Events

               On June 13, the registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure. Capital Auto Receivables Asset Trust 2001-2 will issue the following: Class A-1 Floating Rate Asset Backed Notes in the Aggregate Principal Amount of $447,000,000, Class A-2 Floating Rate Asset Backed Notes in the Aggregate Principal Amount of $680,000,000, Class A-3 _____% Asset Backed Notes in the Aggregate Principal Amount of $385,000,000, Class A-4 _____% Asset Backed Notes in the Aggregate Principal Amount of $150,643,000, a Floating Rate Initial Variable Pay Revolving Note in the Aggregate Principal Amount of $425,000,000 and Floating Rate Asset Backed Certificates with an Aggregate Initial Certificate Balance of $64,566,572.92. Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates are being offered for sale. Capital Auto Receivables, Inc. will retain Certificates with an Initial Certificate Balance of $646,572.92. The term sheet is attached hereto as Exhibit 99.

Item 6.        Not applicable.

Item 7.        Exhibits.

Exhibit 99. The following is filed as an Exhibit to this Report under Exhibit 99.

                    Series Term Sheet dated June 13, 2001 with respect to the proposed issuance of the Class A-1 Floating Rate Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes, Class A-4 Asset Backed Notes, a Floating Rate Initial Variable Pay Revolving Note and Floating Rate Asset Backed Certificates of Capital Auto Receivables Asset Trust 2001-2.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CAPITAL AUTO RECEIVABLES, INC.
                                        ========================================
                                                 (Registrant)

                                        s/ WILLIAM F. MUIR
                                        ========================================
Dated: June 14, 2001                    William F. Muir, Chairman of the Board



                                        s/ JOHN D. FINNEGAN
                                        ========================================
Dated: June 14, 2001                    John D. Finnegan, President and Director